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                                                                    EXHIBIT 99.4


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



                            AXENT TECHNOLOGIES, INC.

            The undersigned hereby appoints Brett M. Jackson and Phillip A. Salopek proxies, each with power to act without the other and with power of substitution, and hereby authorizes each of them to represent and vote, as designated on the reverse side, all of the shares of stock of AXENT Technologies, Inc. ("AXENT") standing in the name of the undersigned with all powers which the undersigned would possess if present at the Special Meeting of Stockholders of AXENT to be held ________________, 2000, or any adjournment or postponement thereof.
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                                   DETACH HERE


[X]     Please mark votes as in this example

        1. To adopt the Agreement and Plan of Merger by and among Symantec Corporation, Apache Acquisition Corp. and AXENT, dated as of July 26, 2000.


                [  ] FOR             [  ]  AGAINST        [  ]    ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

            This Proxy must be signed exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Signature: ____________ Date: _________

Signature: ____________ Date: _________


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            WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE,
SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.